Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Genmab A/S of our report dated March 30, 2020, relating to the consolidated financial statements of Genmab A/S, which appears in Genmab A/S’s Annual Report on the Form 20-F, filed with the Securities and Exchange Commission on March 30, 2020.

/s/ PricewaterhouseCoopers

Statsautoriseret Revisionspartnerselskab
Hellerup, Denmark

February 25, 2021